The Board of Trustees and
Shareholders
Green Century Funds

In planning and performing our
audit of the financial statements
of the Green Century Balanced
Fund and the Green Century Equity
Fund the Funds as of and for the
year ended July 31 2007 in
accordance with the standards of
the Public Company Accounting
Oversight Board United States we
considered its internal control
over financial reporting
including control activities for
safeguarding securities as a
basis for designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements of
Form N-SAR but not for the
purpose of expressing an opinion
on the effectiveness of the Funds
internal control over financial
reporting. Accordingly we express
no such opinion.

The management of the Funds is
responsible for establishing and
maintaining effective internal
control over financial reporting.
In fulfilling this responsibility
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls. A companys
internal control over financial
reporting is a process designed
to provide reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial
statements for external purposes
in accordance with U.S. generally
accepted accounting principles.
Such internal control includes
policies and procedures that
provide reasonable assurance
regarding prevention or timely
detection of unauthorized
acquisition use or disposition of
a companys assets that could have
a material effect on the
financial statements.

Because of its inherent
limitations internal control over
financial reporting may not
prevent or detect misstatements.
Also projections of any
evaluation of effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of changes in
conditions or that the degree of
compliance with the policies or
procedures may deteriorate.

A control deficiency exists when
the design or operation of a
control does not allow management
or employees in the normal course
of performing their assigned
functions to prevent or detect
misstatements on a timely basis.
A significant deficiency is a
control deficiency or combination
of control deficiencies that
adversely affects the companys
ability to initiate authorize
record process or report
financial data reliably in
accordance with U.S. generally
accepted accounting principles
such that there is more than a
remote likelihood that a
misstatement of the companys
annual or interim financial
statements that is more than
inconsequential will not be
prevented or detected. A material
weakness is a significant
deficiency or combination of
significant deficiencies that
results in more than a remote
likelihood that a material
misstatement of the annual or
interim financial statements will
not be prevented or detected.

Our consideration of the Funds
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not
necessarily disclose all
deficiencies in internal control
that might be significant
deficiencies or material
weaknesses under standards
established by the Public Company
Accounting Oversight Board United
States. However we noted no
deficiencies in the Funds
internal control over financial
reporting and its operation
including controls for
safeguarding securities that we
consider to be a material
weakness as defined above as of
July 31 2007.

This report is intended solely
for the information and use of
management and the Board of
Trustees of the Funds and the
Securities and Exchange
Commission and is not intended to
be and should not be used by
anyone other than these specified
parties.




Boston Massachusetts
September 20 2007